UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2006 (July 28, 2006)
WQN, INC.
(Name of Registrant)

Delaware	000-27751	75-2838415
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
14911 Quorum Drive, Suite 140, Dallas, Texas, U.S.A.
(Address of principal executive officers)
75254
(Zip Code)
972-361-1980
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c)
(1)	David Sasnett (“Mr. Sasnett”) was elected to our board of directors on July 28, 2006, and will also serve as Chairman of our Audit Committee.
(2)	Mr. Sasnett is 49 years of age. Mr. Sasnett is currently serving as a director and Chief Financial Officer of Consolidated Water Co. Ltd., a publicly-traded company that develops and operates seawater conversion plants and water distribution systems in areas where natural supplies of drinking (i.e., potable) water are scarce. Mr. Sasnett recently served as Chief Financial Officer of VoIP, Inc., a publicly-traded provider of communication services utilizing Voice over Internet Protocol (“VoIP”) technology. He is also President of Secure Enterprises, LLC, a marketer and distributor of consumer products. During 2004, he was Vice President of Finance and Controller of MasTec, Inc., a publicly-traded specialty contractor and infrastructure provider. Mr. Sasnett was employed by Catalina Lighting, Inc., a publicly-traded manufacturer and distributor of residential lighting and other consumer products, from 1994 to 2002, where he served as CFO from 1996 to 2002. After leaving Catalina Lighting, he was employed through 2002 in an executive and consulting capacity by Platinum Products, Inc., a privately-held consumer products importer and distributor. Mr. Sasnett was employed for over 12 years by the accounting, auditing and consulting firm of Deloitte & Touche, LLP.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2006	WQN, INC.

	By:	/s/ B. Michael Adler

B. Michael Adler Chief Executive Officer